PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc. 950 Third Avenue, 5th Floor New York, NY 10022
CONTACTS:	Donna Granato Director, Finance & Investor Relations 646-429-1809 dgranato@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

ANNOUNCES THE SALE OF THE SECURE PRODUCTS INTERNATIONAL GROUP

QUARTER HIGHLIGHTS:	Consolidated Revenues up 4.3% $35 million Net New Business MDC EBITDA up to $7.2 million Cash EPS of $0.25

YTD HIGHLIGHTS:	Consolidated Revenues up 14.7% $65 million Net New Business MDC EBITDA up to $20.9 million Cash EPS of $0.79

NEW YORK, NEW YORK (November 7, 2006) - MDC Partners Inc. (“MDC Partners” or the “Company”) today announced its financial results for the periods ended September 30, 2006.

Consolidated revenues for the three months ended September 30, 2006 were $101.1 million, an increase of 4.3% compared to $97.0 million in the same period of 2005. Operating income for the third quarter of 2006 was $0.6 million versus $5.7 million reported for the third quarter of 2005. Net loss from continuing operations for the quarter ended September 30, 2006 was ($3.1) million versus a loss of ($2.3) million for the same period in 2005. Diluted loss per share from continuing operations for the third quarter of 2006 was ($0.13) compared to ($0.10) last year.

“New business activity continued to be robust during the quarter. In addition, the planned divestiture of our Secure Products International Group will conclude our mission to become a pure play marketing communications and consulting firm,” said Miles S. Nadal, Chairman & CEO of MDC Partners.

Consolidated revenues for the nine months ended September 30, 2006 were $299.3 million, an increase of 14.7% compared to $261.0 million in the same period of 2005. Operating income for the first nine months of 2006 was $5.3 million versus $11.4 million reported in the first nine months of 2005. Net loss from continuing operations for the nine months ended September 30, 2006 was ($8.4) million versus ($4.8) million for the same period in 2005. Diluted loss per share from continuing operations for the first nine months of 2006 was ($0.35) compared to ($0.21) last year.

MDC Partners’ share of EBITDA (as defined) was $7.2 million in the third quarter of 2006 compared with $7.1 million in the third quarter of 2005. MDC Partners’ EBITDA for the first nine months of 2006 increased to $20.9 million from $16.0 million in the same period in 2005.

Cash earnings per share from continuing operations for the third quarter of 2006 was $0.25 compared with $0.23 in the third quarter of 2005. Cash earnings per share was $0.79 for the first nine months of 2006, up from $0.65 in the same period of 2005.

“Despite the slowdown in growth experienced during the third quarter, the new business pipeline continues to be strong. We have positive momentum going into the fourth quarter that should enable us to meet the profitability expectations that we have put forth in 2006,” said Steven Berns, President and Chief Financial Officer.

The Company will provide significant additional details on its operations and financial results on its conference call (see details below).

Secure Products International Disposition

On November 3, 2006, the Company entered into a definitive agreement to sell the stock of its Secure Products International Group (“SPI”) to an affiliate of H.I.G. Capital in exchange for consideration equal to approximately $27 million. Consideration will be paid in the form of a $20 million cash payment at closing, $1 million annually for five years in consulting fees, and the Company will receive a 7.5% equity interest in the newly formed SPI. Net cash proceeds at closing will be used to repay borrowings under the Company’s credit facility. The transaction is expected to close by mid-November.

Options Review

A Special Committee of the Board of Directors of the Company is continuing to review the Company's historical option award practices and procedures.  Management expects this internal review to be concluded, with appropriate recommendations made and implemented, prior to year-end.

Conference Call

Management will host a conference call today at 8:30 a.m. (EST) to discuss our quarter results. The conference call will be accessible by dialing 1-416-644-3426 or toll free 1-866-250-4907. An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

About MDC Partners Inc.

MDC Partners is a leading provider of marketing communications services to clients in the United States, Canada, Mexico and the United Kingdom. Through its partnership of entrepreneurial firms, its Marketing Communications group provides advertising, specialized communication and consulting services to clients. MDC Partners Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A”

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's growth. These non-GAAP financial measures relate to: (1) presenting MDC’s share of EBITDA (as defined) for the three and nine months ended September 30, 2006 and September 30, 2005; and (2) presenting Cash Earnings per Share for the three and nine months ended September 30, 2006 and 2005. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with effects of national and regional economic conditions;
•	the Company’s ability to attract new clients and retain existing clients;
•	the financial success of the Company’s clients;
•
the Company’s ability to remain in compliance with its debt agreements, and the Company’s ability to finance its contingent payment obligations when due and payable including, but not limited to, those relating to “put” options rights;

•	risks arising from identified and potential future material weaknesses in internal control over financial reporting;
•	the Company’s ability to retain and attract key employees;
•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities;
•	foreign currency fluctuations; and
•	risks arising from the Company’s historical option grant practices.

In addition to improving organic growth for its existing operations, the Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Revenue	$101,122	$96,977	$299,333	$261,042

Operating Expenses
Cost of services sold	57,150	55,509	177,790	155,180
Office and general expenses	36,666	28,853	97,672	77,826
Depreciation and amortization	6,696	6,905	18,595	16,675
	100,512	91,267	294,057	249,681

Operating Income	610	5,710	5,276	11,361

Other Income (Expenses)
Other income (expense)	625	(395)	1,697	616
Interest expense	(3,704)	(2,302)	(8,134)	(4,926)
Interest income	171	—	429	230
Income (Loss) from Continuing Operations Before
Income Taxes, Equity in Affiliates and Minority Interests	(2,298)	3,013	(732)	7,281

Income Tax Recovery	812	397	1,711	1,676

Income from Continuing Operations Before Equity in
Affiliates and Minority Interests	(1,486)	3,410	979	8,957
Equity in Earnings of Non Consolidated Affiliates	129	348	630	624
Minority Interests in Income of Consolidated Subsidiaries	(1,780)	(6,073)	(9,965)	(14,374)

Loss From Continuing Operations	(3,137)	(2,315)	(8,356)	(4,793)
Discontinued Operations	(9,772)	660	(20,190)	(1,609)
Net Loss	($12,909)	($1,655)	($28,546)	($6,402)

Income (Loss) Per Common Share
Basic:
Continuing Operations	($0.13)	($0.10)	($0.35)	($0.21)
Discontinued Operations	(0.41)	0.03	(0.84)	(0.07)
Net Loss	($0.54)	($0.07)	($1.19)	($0.28)

Diluted:
Continuing Operations	($0.13)	($0.10)	($0.35)	($0.21)
Discontinued Operations	(0.41)	0.03	(0.84)	(0.07)
Net Loss	($0.54)	($0.07)	($1.19)	($0.28)

Weighted Average Number of Common Shares:
Basic	23,911,327	23,710,572	23,849,571	23,151,825
Diluted	23,911,327	23,710,572	23,849,571	23,151,825

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Three Months Ended September 30, 2006

	Marketing Communications Group
	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Corporate &
	Services	Management	Services	Other	Total
Revenue	$61,682	$20,934	$18,506	—	$101,122

Operating Income (Loss) as Reported	$4,063	($2)	$1,572	($5,023)	$610

Add:
Depreciation and amortization	5,102	1,240	292	62	6,696
Stock-based compensation	128	6	—	1,515	1,649

EBITDA *	9,293	1,244	1,864	(3,446)	8,955

Less: Minority Interests	(1,322)	11	(469)	—	(1,780)

MDC's Share of EBITDA**	$7,971	$1,255	$1,395	($3,446)	$7,175
* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization plus
* stock-based compensation.
** MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation
** and amortization plus stock-based compensation less minority interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Three Months Ended September 30, 2005

	Marketing Communications Group
	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Corporate &
	Services	Management	Services	Other	Total
Revenue	$59,699	$16,645	$20,633	—	$96,977

Operating Income (Loss) as Reported	$9,543	$496	$3,798	($8,127)	$5,710

Add:
Depreciation and amortization	5,505	910	225	265	6,905
Stock-based compensation	6	12	—	548	566

EBITDA*	15,054	1,418	4,023	(7,314)	13,181

Less: Minority Interests	(5,239)	(50)	(784)	—	(6,073)

MDC's Share of EBITDA**	$9,815	$1,368	$3,239	($7,314)	$7,108
* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization plus
* stock-based compensation.
** MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation
** and amortization plus stock-based compensation less minority interests.

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Nine Months Ended September 30, 2006

	Marketing Communications Group
	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Corporate &
	Services	Management	Services	Other	Total
Revenue	$180,272	$60,747	$58,314	—	$299,333

Operating Income (Loss) as Reported	$15,654	$882	$6,246	($17,506)	$5,276

Add:
Depreciation and amortization	14,147	3,429	860	159	18,595
Stock-based compensation	619	18	2,338	4,006	6,981

EBITDA *	30,420	4,329	9,444	(13,341)	30,852

Less: Minority Interests	(7,931)	(27)	(2,007)	—	(9,965)

MDC's Share of EBITDA**	$22,489	$4,302	$7,437	($13,341)	$20,887
* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization plus
* stock-based compensation.
** MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation
** and amortization plus stock-based compensation less minority interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Nine Months Ended September 30, 2005

	Marketing Communications Group
	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Corporate &
	Services	Management	Services	Other	Total
Revenue	$153,810	$49,145	$58,087	—	$261,042

Operating Income (Loss) as Reported	$20,616	$634	$8,951	($18,840)	$11,361

Add:
Depreciation and amortization	13,044	2,634	659	338	16,675
Stock-based compensation	21	68	—	2,273	2,362

EBITDA*	33,681	3,336	9,610	(16,229)	30,398

Less: Minority Interests	(11,887)	(63)	(2,424)	—	(14,374)

MDC's Share of EBITDA**	$21,794	$3,273	$7,186	($16,229)	$16,024
* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization plus
* stock-based compensation.
** MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation
** and amortization plus stock-based compensation less minority interests.

SCHEDULE 4

MDC PARTNERS INC.
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING
OPERATIONS TO CASH EARNINGS PER SHARE
(US$ in 000s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net Loss from Continuing Operations	($3,137)	($2,315)	($8,356)	($4,793)
Depreciation & Amortization	7,470	7,228	20,193	17,586
Stock Based Compensation	1,649	566	6,981	2,362
Cash Earnings	$5,982	$5,479	$18,818	$15,155

Diluted Shares	23,911	23,711	23,850	23,152

Cash EPS	$0.25	$0.23	$0.79	$0.65

SCHEDULE 5

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	September 30,	December 31,
	2006	2005
Assets
Current Assets:
Cash and cash equivalents	$4,592	$12,923
Accounts receivable, net	120,414	117,319
Expenditures billable to clients	31,152	7,838
Inventories	—	10,359
Prepaid expenses	4,682	4,401
Other current assets	630	356
Assets held for sale	28,849	—
Current Assets	190,319	153,196

Fixed assets, net	43,403	63,528
Investment in affiliates	10,068	10,929
Goodwill	199,340	195,026
Other intangible assets	50,130	57,139
Deferred taxes	17,825	16,057
Other assets	10,173	11,440
Assets held for sale	12,249	—

Total Assets	$533,507	$507,315

Liabilities and Shareholders' Equity
Current Liabilities:
Short term debt	$4,218	$3,739
Revolving credit facilty	85,300	73,500
Accounts payable	69,686	63,452
Accrued and other	69,549	69,891
Advance billings	50,996	38,237
Current portion of long term debt	1,532	2,571
Deferred acquisition consideration	—	1,741
Liabilities related to assets held for sale	16,221	—
Total Current Liabilities	297,502	253,131

Long-term debt	4,991	8,475
Convertible notes	40,261	38,694
Other liabilities	8,871	7,937
Deferred taxes	2,346	2,446
Liabilities related to assets held for sale	3,352	—
Total Liabilities	357,323	310,683

Minority Interests	46,335	44,484

Shareholders' Equity:
Common stock	183,852	178,590
Share capital to be issued	—	4,209
Additional paid in capital	25,600	20,028
Accumulated deficit	(81,621)	(53,075)
Accumulated other comprehensive income	2,018	2,396
Total Shareholders' Equity	129,849	152,148

Total Liabilities and Shareholders' Equity	$533,507	$507,315